Exhibit 99.1

CT COMMUNICATIONS PRESS RELEASE

For Immediate Release
February 24, 2004
Contact:
Jim Hausman
704.722.2410
Mark Hadley
704.722.3231

CT Communications Announces Fourth Quarter And Year-End 2003 Results

CT Communications, Inc. (NASDAQ: CTCI) announces operating revenue for the quarter ended December 31, 2003 of $41.7 million, representing an increase of 9% compared to operating revenue of $38.3 million for the same period in 2002. This $3.4 million increase in operating revenue was primarily attributable to a $1.0 million increase in incumbent telephone revenue driven primarily by a $0.9 million reduction in anticipated refund payments for exceeding a prescribed rate of return on interstate traffic, a $0.8 million increase in wireless revenue driven by a 16% increase in customers and an increase in network traffic, a $0.8 million increase in competitive local exchange carrier (CLEC) revenue driven by a 9% increase in access lines, a $0.6 million increase in Greenfield revenue driven by a 55% increase in Greenfield access lines, and a $0.2 million increase in internet and data revenue related to a 53% increase in digital subscriber lines (DSL).

Operating income for the fourth quarter of 2003 was $5.7 million, a 19% increase over the $4.8 million in operating income reported in the fourth quarter of 2002. Factors driving this increase in operating income include the $0.9 million reduction in anticipated rate of return refunds and improving operating margins in our competitive businesses.

Other income was $0.3 million in the fourth quarter of 2003 compared to $1.0 million in the fourth quarter of 2002. The $0.7 million decrease in other income was due primarily to a $1.1 million decrease in gain on sale of investments realized in the fourth quarter offset in part by a $0.4 million impairment on investment charge taken in the fourth quarter of 2002.

Net income for the fourth quarter of 2003 was $3.8 million, or $0.20 per diluted common share, compared to $2.9 million, or $0.16 per diluted common share in the fourth quarter of 2002. The fourth quarter of 2002 net income of $2.9 million included a loss from discontinued operations of $0.6 million.

For the twelve months ended December 31, 2003, operating revenue was $160.9 million, a 9% increase compared to the same twelve-month period in 2002. Operating income for 2003 was $19.6 million, a 6%, or $1.2 million increase over 2002. Net income for 2003, which includes an after-tax gain on the sale of our ITC Holding investment of $9.7 million, was $19.8 million, or $1.05 per diluted common share, as compared to $7.8 million, or $0.42 per diluted common share in 2002. The ITC Holding sale contributed $0.52 per common share toward the full year 2003 earnings per diluted share of $1.05.

“In 2003 we continued our focus on improving cash flows from operations. During the year we significantly grew the customer base in our competitive businesses while maintaining cost controls that contributed to the improving operating margins in these businesses. We increased our cash flows from operating activities by 40% in 2003 and reduced our outstanding debt by 37% to $80 million at year-end. In 2004 we expect to continue to improve operating margins in our competitive businesses and maximize our incumbent phone company operations through product bundling and expanded customer retention efforts,” said Michael R. Coltrane, President and Chief Executive Officer at CT Communications, Inc.

Results by business unit:

•	ILEC – (“Concord Telephone”)
Concord Telephone’s operating revenue of $24.8 million for the fourth quarter of 2003 increased 4% from $23.8 million in the fourth quarter of 2002. Included in this $24.8 million was a $0.9 million reduction in anticipated rate of return refunds. Operating income for the fourth quarter of 2003 was $7.9 million, with a 32% operating margin, compared to operating income of $7.3 million and a 30% operating margin for the fourth quarter of 2002. Driving this increase in operating margin is the $0.9 million liability reduction offset in part by an increase in pension expense and a decrease of higher margin access and interconnection revenues. Concord Telephone ended the fourth quarter of 2003 with 115,538 access lines in service, a 3.5% decrease from the fourth quarter of 2002. Concord Telephone ended the fourth quarter of 2003 with 84,714 long distance lines, a 73% penetration of access lines.

•	CLEC – (“CTC Exchange Services”)
CTC Exchange Services’ operating revenue of $4.9 million for the fourth quarter of 2003 increased 19% compared to the fourth quarter of 2002 operating revenue of $4.1 million. Operating loss for the fourth quarter of 2003 was $0.4 million compared to an operating loss of $1.1 million for the fourth quarter of 2002. CTC Exchange Services ended the fourth quarter of 2003 with 29,490 access lines in service, a 9% increase over the fourth quarter of 2002. CTC Exchange Services ended the fourth quarter of 2003 with 15,288 long distance lines compared with 14,052 lines at the end of the fourth quarter of 2002.

•	Greenfield
Greenfield’s operating revenue of $1.8 million for the fourth quarter of 2003 increased 44% compared to $1.3 million in the fourth quarter of 2002. Operating loss for the fourth quarter of 2003 was $1.1 million compared to an operating loss of $1.3 million for the fourth quarter of 2002. Greenfield ended the fourth quarter of 2003 with 10,095 access lines in service, a 55% increase over the fourth quarter of 2002. Greenfield ended the fourth quarter of 2003 with 4,806 long distance lines in service, an 86% increase over the end of the fourth quarter of 2002. Greenfield signed seven provider agreements in the fourth quarter of 2003 to end the quarter with 94 signed agreements representing a potential 48,000 lines at completion of the projects.

•	Digital Wireless Service – (“CTC Wireless”)
CTC Wireless’ operating revenue of $7.3 million for the fourth quarter of 2003 increased 12% compared to $6.5 million in the fourth quarter of 2002. Contributing to the increase in wireless revenue was a 16% growth in wireless subscribers. Operating income for the fourth quarter of 2003 was $0.4 million, a 5% operating margin, compared to $0.9 million and a 13% operating margin for the fourth quarter of 2002. Driving this decline in operating margin was a $0.7 million increase in customer acquisition costs related to a 43% increase in gross additions. CTC Wireless ended the fourth quarter with 38,458 post pay subscribers.

•	Internet & Data – (“CTC Internet Services”)
CTC Internet Services’ operating revenue of $2.8 million for the fourth quarter of 2003 increased 9% compared to $2.5 million in the fourth quarter of 2002. This $0.3 million increase in revenue was attributable to a 53% increase in DSL customers, partially offset by a decrease in dial-up and high-speed customers. Operating loss for the fourth quarter of 2003 was $0.3 million, a negative 10% operating margin, compared to an operating loss of $0.1 million and a negative 5% operating margin for the fourth quarter of 2002. CTC Internet Services ended the fourth quarter of 2003 with 10,183 DSL lines compared to 6,664 lines at the end of the fourth quarter of 2002. Dial-up accounts decreased 14% to 10,838 and high-speed accounts decreased 7% to 545 at December 31, 2003 compared to December 31, 2002.

Future Period Guidance

We currently expect operating results to approximate the following during these future periods:

•	1st Quarter 2004

o	Revenue of $40 to $41 million
o	Operating income of $4.3 to $4.8 million
o	Depreciation expense of $7.9 to $8.0 million
o	Consolidated earnings per share of $0.14 to $0.16
o	Capital expenditures of $4 to $6 million

•	Full Year 2004

o	Revenue of $161 to $164 million
o	Operating income of $17.5 to $19.5 million
o	Depreciation expense of $31.5 to $32.0 million
o	Effective tax rate of 39% to 40%
o	Consolidated earnings per share of $0.61 to $0.65
o	Capital expenditures of $24 to $28 million

CT Communications will host a conference call to discuss the results of the fourth quarter on Wednesday, February 25, 2004 at 9:00 AM ET. You are invited to listen to the conference call that will be broadcast live over the Internet at www.ctc.net. If you are unable to listen during the live webcast, the call will be archived on the web site at www.ctc.net until March 31, 2004. Additionally, a replay of the call will be available until 11:30 AM ET on Friday, February 27th at 800-633-8284. Enter access number 21185527.

CT Communications, Inc. is headquartered in Concord, N.C. and is a growing provider of integrated telecommunications services to residential and business customers located primarily in North Carolina. CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance telephone services, Internet and data services and digital wireless services.

Certain statements contained in this press release are “forward-looking statements,” within the meaning of federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions made by management about us, including, among other things, changes in industry conditions created by the Telecommunications Act of 1996 and related state and federal legislation and regulations, the impact of economic conditions related to financial performance of customers, business partners, competitors and peers within the telecommunications industry, the recovery of the substantial costs incurred over the past few years in connection with our expansion into new businesses, retention of our existing customer base and our ability to attract new customers, our ability to control pricing and product offerings in a highly competitive industry, our ability to attract and retain key personnel, the performance of our investments, rapid changes in technology, our ability to manage capital expenditures related to changes in technology, actions of our competitors, and the impact of economic and political events on our business, operating regions and customers, including terrorist attacks. In some cases, these forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “intend” or “potential” or the negative of those words or other comparable words. These forward-looking statements may differ materially from actual events or results because they involve estimates, assumptions and uncertainties and should be viewed with caution. We undertake no obligation to update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Readers are also directed to consider the risks, uncertainties and other factors discussed in documents filed by us with the Securities and Exchange Commission, including those matters summarized under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2002.

CT Communications, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended	Three Months Ended
	December 31, 2003	December 31, 2002	% Change

Operating Revenue
ILEC Services	$24,843	$23,837	4.2%
CLEC Services	4,922	4,142	18.8%
Greenfield Services	1,806	1,250	44.5%
Digital Wireless Services	7,319	6,544	11.8%
Internet & Data Services	2,766	2,533	9.2%

Total Operating Revenue	41,656	38,306	8.7%

Operating Expense
ILEC Services	16,942	16,584	2.2%
CLEC Services	5,276	5,261	0.3%
Greenfield Services	2,929	2,538	15.4%
Digital Wireless Services	6,943	5,682	22.2%
Internet & Data Services	3,030	2,662	13.8%
Other	844	808	4.5%

Total Operating Expense	35,964	33,535	7.2%

Operating Income	5,692	4,771	19.3%

Other Income (Expense)
Investment, Equity Method	1,429	1,566	(8.7%)
Gains, Interest, Dividends	391	1,528	(74.4%)
Impairment On Investments	—	(354)	—
Other Expenses, Principally Interest	(1,562)	(1,731)	(9.8%)

Total Other Income	258	1,009	(74.4%)

Pre-Tax Income From Continuing Operations	5,950	5,780	2.9%
Income Tax Expense	2,119	2,300	(7.9%)

Income From Continuing Operations	3,831	3,480	10.1%
(Loss) From Discontinued Operations, Net Of Tax	—	(554)	—

Net Income	$3,831	$2,926	30.9%

Weighted Average Diluted Shares	18,859	18,707
Earnings Per Diluted Common Share	$0.20	$0.16

CT Communications, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share amounts)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2003	December 31, 2002	% Change

Operating Revenue
ILEC Services	$96,075	$94,308	1.9%
CLEC Services	19,681	15,503	26.9%
Greenfield Services	6,223	4,107	51.5%
Digital Wireless Services	28,468	24,443	16.5%
Internet & Data Services	10,461	9,695	7.9%

Total Operating Revenue	160,908	148,056	8.7%

Operating Expense
ILEC Services	66,999	64,046	4.6%
CLEC Services	21,231	21,370	(0.7%)
Greenfield Services	11,165	9,294	20.1%
Digital Wireless Services	26,332	21,155	24.5%
Internet & Data Services	11,934	11,411	4.6%
Other	3,696	2,379	55.4%

Total Operating Expense	141,357	129,655	9.0%

Operating Income	19,551	18,401	6.2%

Other Income (Expense)
Investment, Equity Method	5,664	4,862	16.5%
Gains, Interest, Dividends	16,513	6,328	161.0%
Impairment On Investments	(1,744)	(1,058)	64.8%
Other Expenses, Principally Interest	(7,121)	(6,358)	12.0%

Total Other Income (Expense)	13,312	3,774	252.7%

Pre-Tax Income From Continuing Operations	32,863	22,175	48.2%
Income Tax Expense	12,620	8,696	45.1%

Income From Continuing Operations	20,243	13,479	50.2%
(Loss) From Discontinued Operations, Net Of Tax	(424)	(5,657)	(92.5%)

Net Income	$19,819	$7,822	153.4%

Weighted Average Diluted Shares	18,808	18,746
Earnings Per Diluted Common Share	$1.05	$0.42

CT Communications, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31, 2003	December 31, 2002

ASSETS
Cash and Cash Equivalents	$16,957	$7,652
Accounts Receivable and Unbilled Revenue, Net	22,301	22,289
Income Tax Receivable	—	3,007
Other Assets	5,372	5,697

Current Assets	44,630	38,645

Investment Securities	7,120	5,529
Investments in Unconsolidated Companies	13,652	13,578
Property, Plant and Equipment, Net	208,370	214,421
Other Assets	46,721	66,591

TOTAL ASSETS	$320,493	$338,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$6,414	$8,632
Customer Deposits	2,665	2,593
Other Accrued Liabilities	17,313	12,363
Liabilities of Discontinued Operations	1,072	1,645

Current Liabilities	27,464	25,233

Long-Term Debt	80,000	127,697
Deferred Credits and Other Liabilities	35,499	25,633
Stockholders’ Equity	177,530	160,201

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$320,493	$338,764

CT Communications, Inc.
Customer Information

	December 31, 2003	December 31, 2002	% Change

ILEC Access Lines
Business Lines	29,137	31,085	(6.3%)
Residential Lines	86,401	88,660	(2.5%)

Total ILEC Lines	115,538	119,745	(3.5%)

CLEC Access Lines	29,490	27,157	8.6%

Greenfield Access Lines	10,095	6,512	55.0%

Total Wired Access Lines	155,123	153,414	1.1%

Wireless Subscribers	38,458	33,293	15.5%

Long Distance Lines
In ILEC	84,714	84,591	0.1%
In CLEC	15,288	14,052	8.8%
In Greenfield	4,806	2,577	86.5%

Total Long Distance Lines	104,808	101,220	3.5%

Internet Access Customers
Dial-Up	10,838	12,554	(13.7%)
DSL Lines	10,183	6,664	52.8%
High Speed	545	586	(7.0%)

Total Internet Access Customers	21,566	19,804	8.9%

Greenfield Projects

		Potential Lines
	# Lines In Service	At Completion	# Of Projects

By Year Signed
1999	1,370	1,516	2
2000	3,876	11,947	18
2001	2,986	14,062	29
2002	1,789	13,246	24
2003	74	7,822	21

Totals	10,095	48,593	94

By Type
Mall	2,444	2,800	3
Single Family Homes	4,479	36,282	52
Multi-Dwelling Units	2,706	8,620	33
Business	466	891	6

Totals	10,095	48,593	94

CT Communications, Inc.
Other Selected Financial Data
(unaudited, in thousands)

Capital Expenditures

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002

ILEC	$3,407	$3,622	$12,294	$16,558
CLEC	297	587	1,004	2,705
Greenfield	1,532	2,222	4,680	10,099
Wireless	142	383	1,107	4,289
Internet	480	541	2,434	1,908
Other	452	41	2,243	8,724

Total	$6,310	$7,396	$23,762	$44,283

% of Revenues	15.1%	19.3%	14.8%	29.9%

Depreciation Expense

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002

ILEC	$5,085	$4,921	$20,527	$19,068
CLEC	635	572	2,356	2,202
Greenfield	687	570	2,761	2,000
Wireless	471	363	1,721	1,174
Internet	566	462	2,078	1,684
Other	412	248	1,405	693

Total	$7,856	$7,136	$30,848	$26,821